Calculation of Filing Fee Tables
S-8
Track Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share: To be issued under the 2022 Omnibus Equity Incentive Plan, as amended	Other	5,500,000	$ 0.51	$ 2,805,000.00	0.0001381	$ 387.37
Total Offering Amounts:						$ 2,805,000.00		$ 387.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 387.37
Offering Note
[1]	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") also covers an indeterminate number of shares of common stock, $0.0001 par value per share ("Common Stock"), of Track Group, Inc. (the "Registrant") that may be offered or issued by reason of stock splits, stock dividends or similar transactions. Represents 5,500,000 additional shares of Common Stock reserved for future issuance under the Track Group, Inc. 2022 Omnibus Equity Incentive Plan, as amended (the "2022 Plan"). The Company previously registered an aggregate of 500,000 shares of Common Stock issuable under the 2022 Plan on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 18, 2022 (File No. 333-265025). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's common stock as reported on the OTCQB Venture Market on August 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources